SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 10, 1998
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                              CORECOMM INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                   0-19869                     13-3927257
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(State or Other Jurisdiction       (Commission                 (IRS Employer
       of Incorporation)           File Number)              Identification No.)



110 East 59th Street, New York, New York                           10022
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's Telephone Number, including area code (212)906-8485
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          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.
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     CoreComm  Incorporated  ("CCI")  announced that its wholly owned subsidiary
CoreComm Limited ("Newco") filed a Form 10 registration statement dated June 10, 1998 with the Securities and Exchange Commission ("SEC"), which, when declared effective by the SEC, will register Newco's common stock and a series of preferred stock.

     In the Form 10 CCI disclosed that it intends to distribute to its shareholders the common stock of Newco on a one for one basis. Upon the happening of the distribution Newco will be a separate publicly traded company.

     Prior to the distribution, CCI intends to contribute all of its non Puerto Rico and U.S. Virgin Islands assets to NewCo. These assets include the recently acquired stock of Digicom, Inc. and the operating assets of Wireless Outlet, LMDS licenses for 15 markets in Ohio that CCI expects the Federal Communications Commission to award to it on or about June 22, 1998, and all of the operating assets of OCOM Corporation, which CCI acquired from NTL Incorporated for approximately $1.3 million on June 1, 1998.

     CCI also said that it would contribute $150 million in cash to Newco immediately prior to the distribution. CCI's ability to make the capital contribution is contingent upon the closing of a bank loan to CCPR Services, Inc., a wholly owned subsidiary of CCI. CCPR Services has a non-binding commitment from The Chase Manhattan Bank dated May 14, 1998 for senior secured credit facilities of an aggregate amount of up to $160 million, which are subject to customary closing conditions.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               CORECOMM INCORPORATED
                                   (Registrant)


                               By: /s/ Richard J. Lubasch
                               ---------------------------------------------
                               Name:   Richard J. Lubasch
                               Title:  Senior Vice President-General Counsel
                                         and Secretary



Dated: June 17, 1998